EXHIBIT 11

                 Statement Re Computation of Per-Share Earnings

                                 NSC CORPORATION
                        COMPUTATION OF PER-SHARE EARNINGS
                      (In Thousands, Except Per-Share Data)

                                   (Unaudited)

                                               Three Months Ended
                                                    March 31,
                                               ------------------
                                                 1997      1996
                                               -------    -------

 Primary:
    Average shares outstanding...............     9,971      9,971
    Net effect of dilutive equity
      securities outstanding based on
      the treasury stock method..............         -          -
                                                =======    =======
       Total ................................     9,971      9,971
                                                =======    =======

 Net income .................................   $   459    $   560
                                                =======    =======

 Per-Share amounts:
    Net income ..............................   $  0.05    $  0.06
                                                =======    =======



 Fully Diluted:
    Average shares outstanding...............     9,971      9,971
    Net effect of dilutive equity
      securities outstanding based on
      the treasury stock method..............        98          -
                                                =======    =======
       Total.................................    10,069      9,971
                                                =======    =======

 Net income..................................   $   459    $   560
                                                =======    =======

 Per-Share amounts:
                                                =======    =======
    Net income...............................   $  0.05    $  0.06
                                                =======    =======


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